Exhibit 8

August 16, 2006

The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York  10179

Ladies and Gentlemen:

We have acted as special counsel to The Bear Stearns Companies Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of the Prospectus Supplements, dated August 16, 2006 (the “Prospectus Supplements”), to the Prospectus, dated August 16, 2006 (the “Prospectus”), pursuant to which the Company may from time to time issue its Medium Term Notes, Series B (the “Notes”). The Prospectus and Prospectus Supplements are included in the Registration Statement on Form S-3 (Registration No. 333-[       ]) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to which this letter is an exhibit.

In rendering the opinion set forth below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus and Prospectus Supplements constituting a part thereof, (b) the Indenture, dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated as of January 29, 1998 (as supplemented, the “Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as Trustee, filed as an exhibit to the Registration Statement, and (c) originals, copies or specimens, certified or otherwise identified to our satisfaction, of such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. We have further assumed that all statements, facts, representations and covenants made therein are and remain true (without regard to any qualifications stated therein and without undertaking to verify such statements, facts and representations by independent investigation), that the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents, and that none of the terms and conditions contained therein has been or will be waived or modified in any respect. As to matters of fact relevant to the opinions expressed herein, we have relied upon certificates and oral or written statements and other information obtained from the Company, the other parties to the transaction referenced herein, and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter. In addition, we have assumed that the Notes will be executed and delivered in substantially the form in which they are filed as an exhibit to the Registration Statement and that the other agreements and instruments that we reviewed have been duly and validly authorized, executed and delivered by the parties thereto.

We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

The following opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, and rulings and decisions thereunder, each as in effect on the date hereof, and may be affected by amendments to the Code or to Treasury regulations thereunder or by subsequent judicial or administrative interpretations thereof. We expressly disclaim any obligation or undertaking to update or modify this opinion as a consequence of any future amendments to the Code or Treasury regulations thereunder or subsequent judicial or administrative interpretations thereof or any changes in the facts bearing upon this opinion, any of which could affect our conclusions. We express no opinion other than as to the federal income tax laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

The statements made in the Prospectus Supplements under the caption “Certain US Federal Income Tax Considerations,” to the extent such statements summarize material federal tax consequences of the purchase, beneficial ownership and disposition of the Notes to the holders thereof described therein, are correct in all material respects.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus Supplements constituting a part of the Registration Statement under the captions “Certain US Federal Income Tax Considerations” and “Validity of the Notes,” without admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the

Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP
Cadwalader, Wickersham & Taft LLP